EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We have issued our report dated May 13, 2011, with respect to the consolidated financial statements of IronPlanet, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”
GRANT THORNTON LLP
San Francisco, California
July 20, 2011
     The foregoing consent is in the form that will be signed upon consummation of the reverse stock split described in the last paragraph of Note 1 to the financial statements.
/s/ GRANT THORNTON LLP
San Francisco, California
July 20, 2011